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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                   _______________

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                              MERRILL LYNCH & CO., INC.
                             ----------------------------
                (Exact name of registrant as specified in its charter)


        DELAWARE                               13-2740599
     --------------                          -------------
(State of incorporation or organization)     (I.R.S. Employer
                                            Identification No.)


               WORLD FINANCIAL CENTER
               NORTH TOWER
               250 VESEY STREET
               NEW YORK, NEW YORK                      10281
          -----------------------------              ---------
(Address of principal executive offices)            (Zip Code)

If this form relates to the        If this form relates to the
registration of a class of         registration of a class of
securities pursuant to             securities pursuant to
Section 12(b) of the Exchange      Section 12(g) of the Exchange
Act and is effective pursuant      Act and is effective pursuant
to General Instruction A.(c),      to General Instruction A.(d),
please check the following         please check the following
box.  /X/                          box.  / /

Securities Act registration statement file number to which this form
relates:   333-44173
         -------------------

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
-------------------                ------------------------------

Oracle Corporation Indexed         American Stock Exchange
Callable Protected Growth-SM-
Securities due March 31, 2003




Securities to be registered pursuant to Section 12(g) of the Act:

                                         NONE
-----------------------------------------------------------------------------
                                   (Title of class)

-SM- "Protected Growth" is a service mark of Merrill Lynch & Co., Inc.

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Item 1.  DESCRIPTION OF REGISTRANT'S NOTES TO BE REGISTERED.
         ---------------------------------------------------

          The description of the general terms and provisions of the Oracle Corporation Indexed Protected Growth-SM- Securities ("ProGroS-SM-") due March 31, 2003 to be issued by Merrill Lynch & Co., Inc. (the "ProGroS Securities") set forth in the Preliminary Prospectus Supplement dated March 3, 1998, and the Prospectus dated January 29, 1998, attached hereto as Exhibit 99 (A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-44173 which will contain the final terms and provisions of the ProGroS Securities is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  EXHIBITS.
         ---------

     99 (A) Preliminary Prospectus Supplement dated March 3, 1998, and Prospectus dated January 29, 1998 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

     99 (B)    Form of ProGroS Security.

     99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

          Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.

                                      SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MERRILL LYNCH & CO., INC.


                              By:  /s/ Gregory T. Russo
                                  ------------------------
                                   Gregory T. Russo
                                        Secretary

Date:   March 12, 1998



____________________
"ProGroS" and "Protected Growth" are service marks of Merrill Lynch & Co., Inc.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.


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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549










                              MERRILL LYNCH & CO., INC.








                                       EXHIBITS
                                          TO
                            FORM 8-A DATED MARCH 12, 1998




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                                  INDEX TO EXHIBITS


EXHIBIT NO.                                                           PAGE NO.
-----------                                                           --------

99 (A)    Preliminary Prospectus Supplement dated
          March 3, 1998, and Prospectus dated
          January 29, 1998 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)    Form of ProGroS Security.

99 (C)    Copy of Indenture between Merrill Lynch & Co., Inc.
          and The Chase Manhattan Bank, (successor by merger to
          Manufacturers Hanover Trust Company), dated as of
          April 1, 1983, as amended and restated.*




______________________
* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.


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